Exhibit 10.1

LOAN AND SECURITY AGREEMENT

by and between

MORIAH SOFTWARE MANAGEMENT LP,

as Lender,

and

BTHC X, INC.,

IORA SOFTWARE LIMITED

and

IORA INC.

jointly and severally,

as Borrower

Dated: August 17, 2017

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of August 17, 2017, by and among BTHC X, INC., a Delaware corporation with a principal place of business at Chapel House, 1-3 Chapel Street, Guildford, United Kingdom, GUI 3UH (“BTHC X”), IORA SOFTWARE LIMITED, a company incorporated in England and Wales as a private limited company whose registered office address is Chapel House, 1-3 Chapel Street, Guildford, United Kingdom, GUI 3UH (“iOra Software”), IORA INC., a Delaware corporation with a principal place of business at 45 Summer Street, Taunton, MA 02780 (“Iora” and, together with iOra Software and BTHC X, jointly and severally, “Borrower”), and MORIAH SOFTWARE MANAGEMENT LP, a Delaware limited partnership with offices at 1 University Plaza, Hackensack, NJ 07601 (together with its successors and assigns, the “Lender”).

R E C I T A L S:

WHEREAS, Borrower desires to enter into a secured term loan with Lender; and

WHEREAS, Lender is willing to provide such loan on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION AND CONSTRUCTION

Specific Terms Defined. Capitalized terms used herein and not otherwise defined have the following meanings:

1.1 “Account Debtor” or “account debtor” has the meaning ascribed to such term in the UCC.

1.2 “Accounts” or “accounts” means “accounts” as defined in the UCC, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower, whether now existing or hereafter arising, and all rights of Borrower to receive payment or any other consideration including, without limitation, pursuant to invoices, contract rights, leases, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, including, without limitation, all of Borrower’s rights to receive payments for goods sold (whether delivered, undelivered, in transit or returned) or assets leased or services rendered, which may be represented thereby, or with respect thereto, and all property pledged as collateral security for any of the foregoing, and all rights as an unpaid vendor (including stoppage in transit, replevin or reclamation), and all additional amounts due from any Account Debtor, whether or not invoiced, together with all Proceeds and products of any and all of the foregoing.

1.3 “Advance” has the meaning as set forth in Section 2.1(b) hereof.

1.4 “Affiliate” means, with respect to any Person, (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any Subsidiary, or (b) any other Person who is a director, manager or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person means the power (direct or indirect) to direct or cause the direction of the management or the policies of such Person, whether through the ownership of any voting securities, by contract or otherwise.

1.5 “Agreement” means this Loan and Security Agreement (including all Exhibits annexed hereto and the Borrower’s Disclosure Schedule) as originally executed or, if amended, modified, supplemented, renewed, extended or replaced from time to time, as so amended, modified, supplemented, renewed, extended or replaced.

1.6 “Balance Sheet Date” means December 31, 2016.

1.7 “Borrower” has the meaning set forth in the introductory paragraph hereof.

1.8 “Borrower’s Disclosure Schedule” means the disclosure schedule prepared by Borrower that is being delivered to Lender concurrently herewith.

1.9 “Borrower’s Premises” means the properties leased by the Borrower located at (i) Chapel House, 1-3 Chapel Street, Guildford, United Kingdom, GUI 3UH 12424, (ii) Ground Floor, Sentinel House, Harvest Crescent, Fleet, Hampshire GU51 2UZ, United Kingdom, (iii) First Floor, 5 Meridian Office Park, Osborn Way, Hook, Hampshire RG27 9HY, United Kingdom, and (iv) 45 Summer Street, Taunton, MA 02780.

1.10 “Business” means the provision of data management and secure transmission software services through a suite of software products branded as the Geo-Replicator and related services.

1.11 “Business Day” means any day other than a Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close under applicable banking laws.

1.12 “Change of Control” has the meaning as set forth in Section 10.1 hereof.

1.13 “Chattel Paper” has the meaning ascribed to such term in the UCC.

1.14 “Closing Date” means the date of this Agreement.

1.15 “Closing Fee” has the meaning as set forth in Section 3.2 hereof.

1.16 “Collateral” has the meaning as set forth in Section 5.1 hereof.

1.17 “Commercial Tort Claims” has the meaning ascribed to such term in the UCC.

1.18 “Default Interest Rate” has the meaning set forth in Section 3.1(b).

1.19 “Deposit Accounts” has the meaning ascribed to such term in the UCC.

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1.20 “Document” or “document” has the meaning ascribed to such term in the UCC.

1.21 “Domain Name, URL and IP Address Assignment” means the Domain Name, URL and IP Address Assignment in form and substance acceptable to Lender as originally executed or, if amended, modified, supplemented, renewed, extended or replaced from time to time, as so amended, modified, supplemented, renewed, extended or replaced.

1.22 “EBITDA” means, for any period with respect to the Borrower, earnings before deduction for interest charges, taxes, depreciation and amortization, determined on a consolidated basis and in a manner consistent with the financial statements of Borrower contained in the SEC Reports, excluding expenses related to the reverse merger and subsequent efforts for funding incurred by the Borrower up to the Closing Date.

1.23 “Electronic Chattel Paper” has the meaning ascribed to such term in the UCC.

1.24 “Environment” means all air, surface water, groundwater or land, including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.

1.25 “Environmental Law” or “Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

1.26 “Environmental Liabilities and Costs” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Affiliates.

1.27 “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

1.28 “ERISA” means the Employee Retirement Income Security Act of 1974, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.29 “Equipment” means “equipment”, as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and shall include, without limitation, the machinery and equipment set forth on Section 5.4(j) of the Borrower’s Disclosure Schedule and all other equipment, machinery, furniture, Fixtures, computer equipment, telephone equipment, molds, tools, dies, partitions, tooling, transportation equipment, all other tangible assets used in connection with the manufacture, sale or lease of goods or rendition of services, and Borrower’s interests in any leased equipment, and all repairs, modifications, alterations, additions, controls and operating accessories thereof or thereto, and all substitutions and replacements therefor.

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1.30 “Equity Interests” means, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, membership interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the 1934 Act).

1.31 “Equivalent Amount” means, with respect to an amount denominated on one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

1.32 “Event of Default” means the occurrence or existence of any event or condition described in Section 11 of this Agreement.

1.33 “Exchange Rate” means the rate at which any currency may be exchanged into another currency as set forth on such date on the relevant Bloomberg screen on or about noon (New York Time) on the date of determination.

1.34 “Existing Insurance Policies” has the meaning set forth in Section 5.4(q) hereof.

1.35 “Financial Statements” has the meaning as set forth in Section 8.9 hereof.

1.36 “Financing Statements” means (i) the Uniform Commercial Code UCC-1 Financing Statements and Uniform Commercial Code UCC Financing Statement Amendments to be filed with applicable Governmental Authorities of each State or Commonwealth or political subdivisions thereof and (ii) the Form MG01 to be filed with the Registrar of Companies of England and Wales pursuant to which (in each case) Lender shall perfect its security interest in the Collateral.

1.37 “First Tranche” has the meaning set forth in Section 2.1(a) hereof.

1.38 “Fiscal Year” means the twelve (12) month period ending on December 31.

1.39 “Fixtures” has the meaning ascribed to such term in the UCC.

1.40 “GAAP” means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis. All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

1.41 “General Intangibles” has the meaning ascribed to such term in the UCC.

1.42 “Goods” has the meaning ascribed to such term in the UCC.

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1.43 “Governmental Authority” or “Governmental Authorities” means any federal, state, county or municipal governmental agency, court, tribunal, department, instrumentality, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.44 “Guarantee means the Validity Guarantee of each Guarantor as originally executed or, if amended, modified, supplemented, renewed, extended or replaced from time to time, as so amended, modified, supplemented, renewed, extended or replaced.

1.45 “Guarantor” means each of Mark Thompson, an individual, and Michael Fasci, an individual.

1.46 “Hazardous Substances” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity,” (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

1.47 “Indebtedness” means, with respect to any Person, all of the obligations of such Person which, in accordance with GAAP, should be classified upon such Person’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, with respect to Borrower, in any event and whether or not so classified, including the following:

(a) all debt and similar monetary obligations of a Person, whether direct or indirect;

(b) all obligations of a Person arising or incurred under or in respect of any guaranties (whether direct or indirect) of such Person with respect to the Indebtedness of any other Person; and

(c) all obligations of a Person arising or incurred under or in respect of any Lien upon or in any property owned by Borrower that secures Indebtedness of another Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

1.48 “Instruments” has the meaning ascribed to such term in the UCC.

1.49 “Intellectual Property” means all of the following intellectual property used in the conduct of Borrower’s Business: (a) inventions, processes, techniques, discoveries, developments and related improvements, whether or not patentable; (b) United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, extensions and any provisional applications, of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing; (c) unregistered , United States registered or pending trademark, trade dress, service mark, service name, trade name, brand name, logo, domain name, or business symbol and any foreign or international equivalent of any of the foregoing; (d) work specifications, software (including object and source code listing) and artwork; (e) technical, scientific and other know-how and information, trade secrets, methods, processes, practices, formulas, designs, assembly procedures, specifications owned or used by Borrower; (f) copyrights; (g) work for hire; (h) customer and mailing lists; (i) any and all rights of the Borrower to the names set forth in Section 1.48 of the Borrower’s Disclosure Schedule or any derivations thereof, and Borrower’s entire customer list and database and all assets used or useful by Borrower in the conduct of its Business over the internet or in any electronic medium, including any websites, URLs or domain names owned by Borrower; and (j) all goodwill associated with the items described in clauses (a) through (i).

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1.50 “Interest Rate” means the Term Loan Interest Rate.

1.51 “Inventory” has the meaning ascribed to such term in the UCC, now owned or hereafter acquired by Borrower, wherever located.

1.52 “Investment Property” has the meaning ascribed to such term in the UCC.

1.53 “Lender” has the meaning set forth in the introductory paragraph hereof.

1.54 “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, including rights to payment or performance under a letter of credit, whether or not the beneficiary thereof has demanded or is entitled to demand payment or performance.

1.55 “Lien” or “lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other, including, without limitation, liens imposed by any Governmental Authority), claim, charge or other encumbrance of any kind or nature whatsoever (including, without limitation, pursuant to any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing) on personal or real property or fixtures.

1.56 “Loan” means the original principal amount as set forth in the Term Loan Note. For the avoidance of doubt, the Loan shall be payable solely in U.S. dollars.

1.57 “Loan Documents” means this Agreement, the Term Loan Note, the Guarantees, the Patent and Trademark Security Agreement, the Stock Pledge Agreement, the Domain Name, URL and IP Address Assignment, the Lockbox Agreements, the Warrants, the UK Debenture, the UK Shares Charge, and any and all other agreements, notes, documents, mortgages, financing statements, guaranties, intercreditor agreements, subordination agreements, certificates and such other documents and instruments executed and/or delivered at any time by Borrower or any other Person to Lender pursuant to and in connection with the Loan and this Agreement, as the same may be amended, modified, supplemented, renewed or extended from time to time.

1.58 “Lockbox” shall have the meaning assigned to such term in the Lockbox Agreement established in the United States and shall refer to its equivalent under the Lockbox Agreement established in the United Kingdom.

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1.59 “Lockbox Agent” means the person serving from time to time as the Lockbox Agent under the Lockbox Agreement established in the United States and Coutts Bank serving in an equivalent capacity under the Lockbox Agreement established in the United Kingdom.

1.60 “Lockbox Agreements” means (a) that certain Lockbox Agreement dated as of the date hereof, among Lender, the Borrower and the Lockbox Agent established in the United States, and (b) written arrangements among Lender, Borrower and Coutts Bank providing restricted account services in favor of Lender established in the United Kingdom in a manner similar to the Lockbox Agreement and otherwise satisfactory to Lender.

1.61 “LTM EBITDA” of Borrower means, as of any date of measurement, Borrower’s consolidated EBITDA for the prior twelve (12) consecutive whole calendar months ending on the last day of the whole calendar month preceding such date of measurement, excluding expenses related to the reverse merger and subsequent efforts for funding incurred by the Borrower up to the Closing Date, as certified by a Responsible Officer of Borrower.

1.62 “Maintenance Contracts” means written contracts between Borrower and unaffiliated third parties with respect to software maintenance agreements generating the scheduled revenue streams to Borrower described therein in consideration for Borrower’s ongoing rendition of services to such third parties, in each case meeting the requirements set forth in this Agreement, as the same may be renewed or extended from time to time. Maintenance Contracts in effect on the date hereof are listed on Section 1.62 of the Borrower’s Disclosure Schedule.

1.63 “Material Adverse Effect” means a material adverse effect on (a) the Business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower, (b) the ability of any Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party, (c) the value of the Collateral or the rights of Lender therein, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Lender under any of such Loan Documents, or (f) the timely payment of the principal of or interest on the Loan or other amounts payable in connection therewith. All determinations of materiality shall be made by the Lender in its sole and absolute judgment.

1.64 “Material Contract” means any contract or other arrangement (other than Loan Documents), including, without limitation, the Maintenance Contracts, whether written or oral, to which Borrower is a party, as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

1.65 “Maturity Date” means the earlier of (i) August 16, 2019 and (ii) the date Lender may exercise any of its remedies pursuant to the terms hereof.

1.66 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.67 “Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender pursuant to the Loan Documents, including, without limitation, principal, interest, repurchase obligations (including the Put Option), charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured. For the avoidance of doubt, all Obligations shall be payable only in U.S. dollars

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1.68 “Organizational Documents” means, in the case of a corporation, its Articles of Incorporation, Certificate of Incorporation and By-Laws; in the case of a general partnership, its Articles of Partnership and any partnership agreement; in the case of a limited partnership, its Articles of Limited Partnership and any partnership agreement; in the case of a limited liability company, its Articles of Organization and Operating Agreement or Regulations, if any; in the case of a limited liability partnership, its Articles of Limited Liability Partnership; in the case of a limited liability company, incorporated in England and Wales, its Certificate of Incorporation and Articles of Association; or alternatively, in each case, the legal equivalent thereof in the jurisdiction of its organization, together with all other formation or governing documents, schedules, exhibits, amendments, addendums, modifications, replacements, additions, or restatements of the foregoing, which are in effect.

1.69 “Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement as originally executed or, if amended, modified, supplemented, renewed, extended or replaced from time to time, as so amended, modified, supplemented, renewed, extended or replaced, and all documents executed in connection with the Patent and Trademark Security Agreement.

1.70 “Payment Intangibles” has the meaning ascribed to such term in the UCC.

1.71 “Permitted Actions” means any or all of the following with respect to the Collateral: inspect; assemble; appraise; display, sever; remove; maintain; use or operate; prepare for sale or lease; process or repair; and/or lease, transfer and/or sell any or all of the Collateral by private sale or public disposition from any of the locations where any Collateral may be located.

1.72 “Permitted Encumbrances” means (i) Liens securing the Obligations; (ii) Liens securing Indebtedness permitted under Section 1.73(iii); provided that such Liens are restricted solely to the collateral described in Section 1.73(iii); (iii) carriers’, warehousemen’s and mechanics’ liens and other similar liens imposed by law arising in the ordinary course of business with respect to amounts that are not overdue and which do not materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the Borrower’s business; (iv) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (v) Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due.

1.73 “Permitted Indebtedness” means (i) the Obligations; (ii) unsecured accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s business; (iii) normal course of business equipment financing; provided that (1) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (2) the aggregate outstanding principal amount of such Indebtedness does not exceed $50,000 (or the Equivalent Amount in other currencies) at any time; (iv) unsecured Indebtedness in connection with corporate credit cards in an aggregate principal amount not exceed $5,000, (v) Indebtedness secured by Permitted Encumbrances and (vi) the Stocksfield Loan (as defined in Section 2.3).

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1.74 “Person” or “person” means, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any Governmental Authority.

1.75 “Proceeds” has the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a) any and all proceeds of any and all insurance policies (including, without limitation, life insurance, casualty insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.76 “Promissory Note” has the meaning ascribed to such term in the UCC.

1.77 “Put Option” has the meaning set forth in the Seven-Year Warrant, of even date herewith, issued by BTHC X to Lender, for the purchase of 258,000 shares of BTHC X’s common stock described therein at a put price pf $3.15 per share.

1.78 “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

1.79 “Responsible Officer” means the President or Chief Financial Officer of BTHC X.

1.80 “SEC” means the United States Securities and Exchange Commission.

1.81 “SEC Reports” means all periodic and other reports filed by the Borrower with the SEC pursuant to the 1934 Act prior to and after the Closing Date and including the information and documents (other than exhibits) incorporated therein by reference.

1.82 “Second Tranche” has the meaning set forth in Section 2.1(a) hereof.

1.83 “Securities” has the meaning ascribed to such term in the UCC.

1.84 “Software” has the meaning ascribed to such term in the UCC.

1.85 “Stock Pledge Agreement” mean the Stock Pledge Agreement between Lender and BTHC X with respect to 100% of the capital stock of iOra, as originally executed or, if amended, modified, supplemented, renewed, extended or replaced from time to time, as so amended, modified, supplemented, renewed, extended or replaced.

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1.86 “Subsidiary” means, as to any Person, a corporation, limited liability company or other entity with respect to which more than fifty (50%) percent of the outstanding Equity Interests of each class having voting power is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person.

1.87 “Tangible Chattel Paper” has the meaning ascribed to such term in the UCC.

1.88 “Tax” has the meaning set forth in Section 8.12(c).

1.89 “Tax Deduction” has the meaning set forth in Section 8.12(c).

1.90 “Term” has the meaning set forth in Section 4.1.

1.91 “Term Interest” means interest accruing on the unpaid principal balance of the Term Loan at the Term Loan Interest Rate.

1.92 “Term Loan Interest Rate” has the meaning set forth in Section 3.1(a).

1.93 “Term Loan Note” means the “Secured Promissory Note (Term Loan)” delivered by Borrower to Lender, of even date herewith, as may be amended, restated, modified or supplemented from time to time.

1.94 “Term Loan Prepayment Fee” has the meaning set forth in Section 4.2(c) hereof.

1.95 “Term Loan” has the meaning as set forth in Section 2.1(a) hereof.

1.96 “Third Tranche” has the meaning set forth in Section 2.1(a) hereof.

1.97 “UCC” means the Uniform Commercial Code as presently enacted in New York (or any successor legislation thereto), and as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

1.98 “UK Debenture” means the Debenture between Lender and iOra Software creating security, in favor of the Lender, over the assets of iOra Software, as originally executed or, if amended, modified, supplemented, renewed, extended or replaced from time to time, as so amended, modified, supplemented, renewed, extended or replaced.

1.99 “UK Shares Charge” means the Shares Charge between Lender and BTHC X with respect to and creating security, in favor of the Lender, over 100% of the issued share capital of iOra Software, as originally executed or, if amended, modified, supplemented, renewed, extended or replaced from time to time, as so amended, modified, supplemented, renewed, extended or replaced.

1.100 “United States Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time, and any successor statute.

1.101 “Warrants” means (i) a Seven-Year Warrant, of even date herewith, issued by BTHC X to Lender, for the purchase of 274,000 shares of BTHC X’s capital stock described therein, at an exercise price of $2.25 per share, and (ii) a Nine-Year Warrant, of even date herewith, issued by the BTHC X to Lender, for the purchase of 150,000 shares of BTHC X’s capital stock described therein, at an exercise price of $4.00 per share.

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1.102 Rules of Interpretation and Construction. In this Agreement unless the context otherwise requires:

(a) All terms used herein which are defined in the UCC shall have the meanings given therein unless otherwise defined in this Agreement;

(b) Sections mentioned by number only are the respective Sections of this Agreement as so numbered;

(c) Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

(d) Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations, limited liability companies or other legal entities, including public or governmental bodies, as well as natural persons;

(e) Each reference in this Agreement to a particular person shall be deemed to include a reference to such person’s successors and permitted assigns;

(f) Any headings preceding the texts of any Section of this Agreement, and any table of contents or marginal notes appended to copies hereof are intended, solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

(g) If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof;

(h) The terms “herein”, “hereunder”, “hereby”, “hereto”, and any similar terms as used in this Agreement refer to this Agreement; the term “heretofore” means before the date of execution of this Agreement; and the term “hereafter” shall mean after the date of execution of this Agreement;

(i) If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

(j) Unless otherwise specified, (i) all accounting terms used herein or in any Loan Document shall be interpreted in accordance with GAAP, (ii) all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP and (iii) all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP;

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(k) An Event of Default that occurs shall exist or continue or be continuing unless such Event of Default is waived by Lender in accordance with the terms of this Agreement;

(l) The word “and” when used from time to time herein shall mean “or” or “and/or” if such meaning is expansive of the rights or interests of Lender in the given context.

(m) All references herein and in the other Loan Documents to times of day shall refer to New York City time, unless otherwise specified to the contrary; and

(n) No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or his or its counsel having, or being deemed to have, structured or drafted such provision.

SECTION 2. LOAN

2.1 Term Loan.

(a) Upon the terms and provisions and subject to the conditions contained in this Agreement, on the date hereof, Lender is making a term loan in the amount of up to Three Million Five Hundred Thousand Dollars $3,500,000) to Borrower (the “Term Loan”) in up to three (3) tranches, as follows: (i) Two Million Two Hundred Thousand Dollars ($2,200,000) (the “First Tranche”) shall be disbursed to Borrower as a portion of the Term Loan on the date hereof. (ii) In the event that (1) no later than September 15, 2017, both Lockbox Agreements have been fully executed and are in full force and effect, in each case restricting Borrower’s access to incoming funds by the sole authorization of Lender, as determined by Lender in its sole discretion, and (2) no Event of Default has occurred by such date, Lender shall disburse to Borrower an additional Three Hundred Thousand Dollars ($300,000) as the second portion of the Term Loan (the “Second Tranche”). (iii) In the event that (1) the conditions for the Second Tranche have been met and (2) Borrower is in compliance with its financial covenants under Section 9.18 as of January 31, 2018 and no Event of Default has occurred and is then continuing on such date, Lender shall disburse to Borrower the remaining One Million Dollars ($1,000,000) of the Term Loan (the “Third Tranche”).

(b) The obligation of Borrower to repay the Term Loan shall be evidenced by a note (the “Term Loan Note”) dated the date hereof.

(c) Borrower shall repay the principal of the Term Loan in accordance with the payment schedule set forth in the Term Loan Note. Once borrowed and repaid, amounts drawn under the Term Loan may be not be reborrowed.

(d) All Obligations of Borrower to Lender, including principal and interest, shall be payable solely in lawful currency of the United States of America, without any defense, set-off, counterclaim, rescission, recoupment, or deduction of any kind.

2.2 Collections; Deposit Account Control Agreements

(a) All proceeds of Borrower’s sales and all other proceeds of Accounts and other Collateral shall be deposited by Account Debtors in accordance with Borrower’s irrevocable payment instruction approved by Lender in writing, in the Lockbox accounts designated by and/or maintained in the name of Borrower pursuant to the Lockbox Agreements or pursuant to such other deposit account control agreement(s) that have been approved in writing by Lender in Lender’s sole discretion, with proceeds directed to Lender and deposited in an account at a financial institution selected by Lender. Once instituted, such Lockbox systems shall remain in effect unless Lender directs otherwise, and shall terminate upon the indefeasible repayment in full of the Obligations. Borrower shall bear all risk of loss of any funds deposited into such account except to the extent such loss is caused by the gross negligence or the willful misconduct of Lender. In connection therewith, Borrower shall execute the Lockbox Agreements and such other lockbox and/or bank account agreements as Lender shall specify from time to time. Any collections or other Collateral proceeds received by Borrower from any source whatsoever shall be held in trust for the benefit of Lender and immediately remitted to Lender in kind.

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(b) All payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement or any other Loan Document that have not been paid to Lender on the due dates thereof shall be added to the principal amount of the Obligations, and shall bear interest at the Default Interest Rate.

(c) If an Event of Default shall have occurred and be continuing, Lender may apply collections from Borrower’s Accounts, any other proceeds of Collateral and all other payments received by Lender to the payment of the Obligations in such manner and in such order as Lender may elect in its sole discretion.

2.3 Use of Proceeds of First Tranche of $2,200,000. Borrower shall use the proceeds of the First Tranche of the Loan solely for (a) payment of $450,000 to Circle Partners on behalf of Dunham Bondhouse Compartment and $250,000 to Kehela, each of whom provided funds to Stocksfield Limited to fund a portion of the Indebtedness of Borrower to Stocksfield Limited, as described in Item 1 of Section 8.9(a) the Borrower’s Disclosure Schedule (the “Stocksfield Loan”), (b) payment of the fees set forth in Section 3.2, (c) outstanding closing expenses, (d) payment of Tax liens filed by the State of Virginia and the Internal Revenue Service set forth in Section 8.12 of Borrower’s Disclosure Schedule (the “Tax Liens”), which amount is being deducted from the First Tranche and held by Lender, pursuant to its undertaking to process such payment of the Tax Liens within 30 days of the closing of the First Tranche; provided Lender is provided documentation in form and substance satisfactory to Lender evidencing such Tax Liens and the status thereof (e) payment of $15,000 in legal fees to Reed Smith LLP, counsel to Lender which amount is being deducted from the First Tranche and held by Lender, pursuant to its undertaking to process such payment and (e) ordinary course working capital purposes in its Business. Use of proceeds for the Second Tranche and Third Tranche will be subject to approval by the Lender; provided however, Borrower shall be permitted to use $450,000 of the proceeds from the Second Tranche and Third Tranche to fund a portion of the Stocksfield Loan if Borrower is in compliance with its financial covenants set forth in Section 9.18.

2.4 Repayment. Borrower shall repay the Loan and other Obligations in accordance with the Term Loan Note and this Agreement.

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2.5 ACH. In order to satisfy Borrower’s payment of amounts due under the Loan and all fees, expenses and charges with respect thereto that are due and payable under this Agreement or any other Loan Document, Borrower hereby irrevocably authorizes the Lender to initiate manual and automatic electronic (debit and credit) entries through the Automated Clearing House or other appropriate electronic payment system (“ACH”) to all deposit accounts maintained by Borrower, wherever located. At the request of the Lender, Borrower shall complete, execute and deliver to the institution set forth below (with a copy to the Lender) any ACH agreement, voided check, information and/or direction letter reasonably necessary to so instruct Borrower’s depository institution. Borrower (i) shall maintain in all respects this ACH arrangement; (ii) shall not change depository institutions without Lender’s prior written consent, and if consent is received, shall immediately execute similar ACH instruction(s), and (iii) waives any and all claims for loss or damage arising out of debits or credits to/from the depository institution, whether made properly or in error. Borrower has so communicated with and instructed the following institution(s):

Bank Name: Sterling National Bank

Address: 21 Scarsdale Road, Yonkers, NY 10707

ABA#: 221970443

Account #: 6700364398

Phone: (914) 768-6956

Fax: (914) 961-0951

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

(a) Interest on the unpaid principal balance of the Term Loan (the “Term Loan Interest Rate”) shall be computed on the basis of the actual number of days elapsed and a year of 360 days and shall accrue on the outstanding principal balance of the Term Loan at an annual rate equal to the greater of (i) the sum of (A) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes, plus (B) Seven and One Quarter Percent (7.25%), or (ii) Eleven Percent (11.0%). Term Interest shall be payable monthly in accordance with the provisions of the Term Loan Note.

(b) Following and during the continuation of an Event of Default, interest on the unpaid principal balance of the Term Loan shall accrue at a rate equal to five percent (5%) in excess of the Term Loan Interest Rate, adjusted as and when such Term Loan Interest Rate changes (the “Default Interest Rate”).

3.2 Closing Fee. Borrower shall pay Lender, or Lender’s designee, a closing fee equal to Ninety-Six Thousand and Two Hundred Fifty Dollars ($96,250) (“Closing Fee”). Such Closing Fee shall be deemed fully earned on the date hereof, shall be paid on the Closing Date from Loan proceeds, and shall not be subject to rebate or proration for any reason.

3.3 Other Fees and Expenses. Borrower shall pay, on Lender’s demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, defense and enforcement of the Loan Documents, Lender’s rights in the Collateral, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may now or hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar or successor statute: (a) all costs and expenses of filing or recording (including UCC Financing Statement and, if applicable, mortgage filing fees); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report and audit, survey and search fees and charges; (c) all costs and expenses of onsite visits by Lender and its representatives, including travel and lodging expenses, (d) all fees relating to the wire transfer of loan proceeds and other funds and fees for returned checks; and (e) all costs, fees and disbursements of counsel to Lender. If any fees, costs or charges payable to Lender hereunder are not paid when due, such amounts shall be added to the principal amount of the Obligations and accrue interest at the Default Interest Rate until paid.

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3.4 Savings Clause. It is intended that the Interest Rate and the Default Interest Rate shall never exceed the maximum rate, if any, which may be legally charged in the State of New York for loans made to corporations (the “Maximum Rate”). If the provisions for interest contained in the Term Loan Note would result in a rate higher than the Maximum Rate, the interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Lender, returned to the Borrower.

SECTION 4. TERM.

4.1 Term. This Agreement shall continue until all Obligations shall have been indefeasibly paid in full (the “Term”).

4.2 Early Termination; Loan Prepayment Fees.

(a) Lender shall have the right to accelerate payment of the Obligations at any time upon or after the occurrence of an Event of Default.

(b) Except as set forth in Section 4.2(c) hereof, the Loan shall be voluntarily prepayable by Borrower without premium or penalty.

(c) Borrower at any time and from time to time may voluntarily prepay all or any portion of the Loan on not less than fifteen (15) days prior written notice to Lender, without premium or penalty; provided, however, that in the event Borrower makes such prepayment on or before February 17, 2019, then Borrower shall pay to Lender an amount equal to the Term Loan Prepayment Fee. “Term Loan Prepayment Fee” shall be an amount equal to Three Percent (3%) of the outstanding principal balance of the Term Loan to be prepaid. The Term Loan Prepayment Fee is intended to compensate Lender for committing and deploying funds for Borrower’s Loan pursuant to the Agreement and for Lender’s loss of investment of such funds in connection with such early termination, and is not intended as a penalty.

(d) The Term Loan Prepayment Fee also shall be due and payable by Borrower to Lender if Lender accelerates the payment of the Obligations on or before February 17, 2019, due to the occurrence of an Event of Default.

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SECTION 5. COLLATERAL.

5.1 Security Interests in Borrower’s Assets. As collateral security for the payment and performance of the Obligations, Borrower hereby grants and conveys to Lender a first priority continuing security interest in and Lien upon all now owned and hereafter acquired property and assets of Borrower and the Proceeds and products thereof including, without limitation, property described in this Section 5.1 and all property of Borrower now or hereafter held or possessed by Lender (which property, assets and Proceeds, together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims;

(d) Deposit Accounts;

(e) Documents;

(f) Domain names;

(g) Electronic Chattel Paper;

(h) Equipment;

(i) Fixtures;

(j) General Intangibles (including, without limitation http://www.iora.com);

(k) Goods;

(l) Instruments;

(m) Inventory;

(n) Investment Property;

(o) Letter-of-Credit Rights;

(p) Payment Intangibles;

(q) Promissory Notes;

(r) Software;

(s) Tangible Chattel Paper;

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(t) Securities (whether certificated or uncertificated);

(u) warehouse receipts;

(v) cash monies;

(w) Tax and duty refunds;

(x) Intellectual Property;

(y) All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other Person); and

(z) Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and Proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

5.2 Financing Statements. Borrower hereby authorizes Lender to prepare and file Financing Statements with respect to the Collateral in form acceptable to Lender and its counsel, and hereby ratifies any actions taken by Lender prior to or after the date hereof in respect of the preparation and filing of such Financing Statements. Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done), and will deliver to Lender such instruments and/or documentation evidencing items of Collateral, as may be requested by Lender to better secure or perfect Lender’s security interest in the Collateral or any Lien with respect thereto. Borrower acknowledges that it is not authorized to file any Financing Statement or amendment or termination statement with respect to any Financing Statement in favor of Lender without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender. In addition, Borrower hereby authorizes Lender to record the Liens in favor of the Lender in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and the taking of any actions required under the laws of jurisdictions outside the United States with respect to Intellectual Property included in the Collateral.

5.3 License Grant. Borrower hereby grants to Lender an irrevocable, non-exclusive, worldwide license without payment of royalty or other compensation to Borrower, upon the occurrence and during the continuance of an Event of Default, to use or otherwise exploit in any manner as to which authorization of the holder of such Intellectual Property would be required, and to license or sublicense such rights in to and under, any Intellectual Property now or hereafter owned by or licensed to Borrower, and wherever the same may be located, including in such license access to all media in which any of such Intellectual Property may be recorded or stored and to all software and hardware used for the compilation or printout thereof, and represents, warrants and agrees that any such license or sublicense is not and will not be in conflict with the contractual, proprietary or commercial rights of any third Person and subject, in the case of trademarks and service marks, to sufficient rights to quality control and inspection in favor of Borrower to avoid the risk of invalidation of said trademarks and service marks. The foregoing license will terminate on the indefeasible payment in full of all Obligations; provided, however, that any license, sublicense, or other rights granted by Lender pursuant to such license during its term shall remain in effect in accordance with its terms.

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5.4 Representations, Warranties and Covenants Concerning the Collateral. Borrower covenants, represents and warrants (each of which such covenants, representations and warranties shall survive execution and delivery of this Agreement as follows:

(a) (i) Borrower owns all of the Collateral free and clear of all Liens (including any claim of infringement) except those in Lender’s favor and Permitted Encumbrances and (ii) none of the Collateral is subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien, except as set forth in Section 5.4(a) of the Borrower’s Disclosure Schedule.

(b) It shall not encumber, mortgage, pledge, assign or grant any Lien upon any Collateral or any other assets to anyone other than the Lender and except for Permitted Encumbrances.

(c) The Liens granted pursuant to this Agreement, upon the filing of Financing Statements in respect of Borrower in favor of the Lender in the applicable filing office of the state of organization of Borrower, the recording of the Liens in favor of the Lender in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and the taking of any actions required under the laws of jurisdictions outside the United States with respect to Intellectual Property included in the Collateral which is created under such laws, constitute valid perfected first priority security interests in all of the Collateral in favor of the Lender, as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof.

(d) No security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances.

(e) It shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the disposition or transfer in the ordinary course of business of worn out or obsolete Equipment if consented to in advance in writing by Lender, in Lender’s sole and absolute discretion, and then only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Lender’s security interest or are used to repay the Obligations, as determined by Lender in its sole and absolute discretion.

(f) It shall defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant the Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to the Lender, (ii) the prompt (but in no event later than two (2) Business Days following the Lender’s request therefor) delivery to the Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification to third parties of the Lender’s interest in Collateral at the Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or the Lender’s interests in the Collateral.

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(g) It shall promptly, and in any event within three (3) Business Days after the same is acquired by it, notify the Lender of any Commercial Tort Claim acquired by it and shall execute and deliver to the Lender such documents as Lender shall request to perfect, preserve or protect the Liens, rights and remedies of the Lender with respect to any such Commercial Tort Claim

(h) It shall perform in a reasonable time all other steps requested by the Lender to create and maintain in the Lender’s favor a valid perfected first Lien in all Collateral.

(i) It shall notify the Lender promptly, and in any event within one (1) Business Days after obtaining knowledge thereof, of any loss, damage or destruction of any of the Collateral.

(j) Section 5.4(j) of the Borrower’s Disclosure Schedule contains a true and complete list of all Equipment owned by Borrower as of the Closing Date and the location of such Equipment. Borrower shall not permit any Equipment to become a fixture to real estate or accessions to other personal property. Borrower owns no Equipment other than as set forth in such Section 5.4(j) of Borrower’s Disclosure Schedule. It shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.

(k) Borrower shall maintain and keep all of its books and records concerning the Collateral at its executive offices listed in Section 5.4(m) of the Borrower’s Disclosure Schedule.

(l) Section 5.4(l) of the Borrower’s Disclosure Schedule lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Section 5.4(l) correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Borrower shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Section 5.4(l) of the Borrower’s Disclosure Schedule) without Lender’s prior approval in Lender’s sole and absolute discretion.

(m) On the date hereof, Borrower’s exact legal name (as indicated in the public record of its jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of its chief executive office and all other offices or locations out of which it conducts business or operations, are specified on Section 5.4(m) of the Borrower’s Disclosure Schedule. It has furnished to the Lender its Organizational Documents and long-form good standing certificate as of a date which is within thirty (30) days of the date hereof. It is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Section 5.4(m) of the Borrower’s Disclosure Schedule, the jurisdiction of its organization of formation is required to maintain a public record showing it to have been organized or formed. Except as specified on Section 5.4(m) of the Borrower’s Disclosure Schedule, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate or company structure in any way (e.g., by merger, consolidation, change in form or otherwise) within the last five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

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(n) It will not, except with Lender’s prior written consent and upon delivery to the Lender of all additional Financing Statements and other documents and legal opinions requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 5.4(m) of the Borrower’s Disclosure Schedule; or (ii) change its name, identity or organizational structure, except as contemplated by Section 10.11 hereof.

(o) Except pursuant to the terms of this Agreement, none of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent to Borrower’s doing of the same.

(p) A complete and accurate list of all policies of insurance currently held by Borrower on the date hereof (collectively, “Existing Insurance Policies”) is set forth in Section 5.4(p) of the Borrower’s Disclosure Schedule.

SECTION 6. CONDITIONS TO LOAN.

The obligation of Lender to make the Loan shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

6.1 Loan Documents. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Borrower and the other parties thereto and shall be in full force and effect as of the date hereof.

6.2 Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement and in other Loan Documents shall be true and correct in all material respects as of the date hereof, provided that any such representation or warranty that is qualified by materiality shall be true and correct in all respects as of the date hereof.

6.3 Certified Copies of Formation Documents. Lender shall have received from Borrower, certified by a duly authorized officer to be true and complete on and as of a date which is not more than ten (10) Business Days prior to the date hereof, a copy of each of the Organizational Documents of Borrower in effect on such date of certification.

6.4 Proof of Action. Lender shall have received from Borrower a copy, certified by a duly authorized officer to be true and complete on and as of the date hereof, of the records of all corporate or limited liability company action, as the case may be, taken by Borrower to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party as contemplated or required by this Agreement, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the incurring of the Obligations contemplated by this Agreement.

6.5 Legal Opinions. Lender shall have received customary written legal opinions, addressed to Lender, dated the date hereof, from U.S. and United Kingdom counsel for Borrower. Such legal opinions shall be acceptable to Lender and its counsel and shall include, without limitation, legal opinions confirming (a) the enforceability of the Loan Documents in the United Kingdom against iOra Software and (b) the enforceability in the United Kingdom of a judgment entered in the United States against iOra Software.

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6.6 Collateral. Lender shall have obtained a first priority, perfected security interest in the Collateral.

6.7 Insurance. No later than the sixtieth (60th) day after the Closing Date, Lender shall have received evidence of insurance, additional insured and loss payee endorsements in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as additional insured and loss payee under such of the Existing Insurance Policies as may be required by Lender under Section 9.8 or otherwise.

6.8 Validity of Collateral Representation. Lender shall have received a statement by the appropriate officers of Borrower which shall represent and certify the validity of the Collateral.

6.9 IRS Form 4506 and 8821. Lender shall have received from Borrower an executed Form 4506 and an executed Form 8821 to be submitted to the Internal Revenue Service which shall grant Lender access to Borrower’s Tax information.

6.10 IRS Form W-9. Lender shall have received from Borrower an executed Form W-9 to be submitted to the Internal Revenue Service which shall allow Lender to verify Borrower’s tax identification number(s).

6.11 Pay Proceeds Letter. Borrower shall have delivered to Lender a pay proceeds letter with respect to the disbursement of the proceeds of the Loan in form and substance satisfactory to Lender, which letter shall provide for, among other things, the payment or reimbursement of all costs and expenses incurred by Lender in connection with this Agreement and the other Loan Documents including, without limitation, Lender’s due diligence expenses and legal fees.

6.12 No Event of Default. No event shall have occurred on or prior to the date of each initial Loan by Lender hereunder and be continuing on the date of each such initial Loan by Lender hereunder, and no condition shall exist on the date of each Loan by Lender hereunder, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any other Loan Document; and, Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

6.13 Payoff Letters. Borrower shall have delivered to Lender payoff letters in form and substance satisfactory to Lender from Stocksfield Limited.

6.14 ACH Agreement. Lender shall have received from Borrower an agreement executed by Borrower which irrevocably authorizes Lender to initiate manual and automatic electronic (debit and credit) entries through the Automated Clearing House or other appropriate electronic payment system to all deposit accounts maintained by Borrower, wherever located.

6.15 Additional Deliveries. Borrower shall have delivered to Lender such other instruments, documents and certificates reasonably requested by Lender.

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SECTION 7. [RESERVED]

SECTION 8. REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Loan contemplated hereby (each of which representations and warranties shall be continuing unless expressly made in relation only to a specific date), that:

8.1 Existence:

(a) Each Borrower (i) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation or limited liability company, (iii) has all requisite corporate or limited liability company power and authority and full legal right to own or to hold under lease its properties and to carry on the business as presently engaged and (iv) has been issued all required federal, state and local licenses, certificates or permits necessary, required or appropriate to the operation of its business.

(b) Each Borrower has corporate or limited liability company power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, and to perform, observe and comply with all of its agreements and obligations under each of such documents.

8.2 No Violation, etc. The execution and delivery by Borrower of the Loan Documents to which Borrower is a party, the performance by Borrower of all of its agreements and obligations under each of such documents, and the incurring by Borrower of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate or limited liability company actions on the part of Borrower and, if required, its shareholders, and do not and will not (a) contravene any provision of Borrower’s Organizational Documents or this Agreement (each as from time to time in effect), (b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the property of Borrower under, any agreement, mortgage or other instrument to which Borrower is or may become a party, (c) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity), (d) other than waivers required from Borrower’s landlords require any waivers, consents or approvals by any third party, including any creditors or trustees for creditors of Borrower, or (e) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any Governmental Authority.

8.3 Binding Effect of Documents, etc. Borrower has duly executed and delivered each of the Loan Documents to which Borrower is a party, and each of the Loan Documents is valid, binding and in full force and effect. The agreements and obligations of Borrower as contained in each of the Loan Documents constitute, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject, as to the enforcement of remedies only, to limitations imposed by federal and state laws regarding bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally, and by general principles of law and equity.

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8.4 No Events of Default.

(a) No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

(b) Borrower is not in default under any Material Contract to which Borrower is a party or by which Borrower or any property of Borrower is bound.

(c) Borrower’s execution, delivery and performance of and compliance with this Agreement and the other Loan Documents will not, with or without the passage of time or giving of notice, result in any violation of law, or be in conflict with or constitute a default under any term or provision, or result in the creation of any Lien upon any of Borrower’s properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal, of any permit, license, authorization or approval applicable to Borrower, or any of its businesses or operations or any of its assets or properties.

8.5 No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any Governmental Authority is required with respect to the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

8.6 No Proceedings. There are no actions, suits, or proceedings pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower in any court or before any Governmental Authority.

8.7 No Violations of Laws; Licenses and Permits. Borrower has conducted, and is conducting, its Business, so as to comply in all material respects with all applicable federal, state, county and municipal statutes and regulations. Neither Borrower nor any officer, director, manager, member or shareholder of Borrower is or has been charged with, or so far as is known by Borrower, is under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a Material Adverse Effect. Borrower has been issued all required federal, state and local licenses, certificates or permits required for the operation of its business.

8.8 Use of Proceeds of the Loan. Proceeds from the Loan shall be used only for those purposes set forth in this Agreement. No part of the proceeds of the Loan shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of any statute or regulation. In particular, without limitation of the foregoing, no part of the proceeds from the Loan is intended to be used to acquire any publicly-held stock of any kind.

8.9 Financial Statements; Indebtedness.

(a) The consolidated balance sheet of Borrower as of December 31, 2016, and the related consolidated]statement of operations, stockholders’ equity and cash flows (together with the related notes) for the year ended December 31, 2016 (as set forth in the SEC Reports) (the “Financial Statements”) (x) fairly present, as of the dates thereof, the financial position of Borrower, and the results of its operations, cash flows and stockholders’ equity in all material aspects, and (y) except for the fact that the unaudited financial statements omit notes to such statements and year-end adjustments thereto, have been prepared in accordance with GAAP.

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(b) Except as shown on the most recent Financial Statements and as set forth in Section 8.9 of Borrower’s Disclosure Schedule, (i) Borrower has no other Indebtedness as of the date hereof, and (ii) Borrower has no liabilities, contingent or otherwise, except those which, individually or in the aggregate, are not material to the financial condition or operating results of Borrower.

8.10 Changes in Financial Condition. Since the Balance Sheet Date, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of any Borrower. Since the Balance Sheet Date, Borrower has not (i) declared or paid any dividends or distributions, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate except as set forth in Section 10.9 of Borrower’s Disclosure Schedule or (v) engaged in any other transaction outside of the ordinary course of business.

8.11 Equipment. Borrower shall keep and maintain its Equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

8.12 Taxes and Assessments.

(a) Except as set forth in Section 8.12(a) of Borrower’s Disclosure Schedule, Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessment and other charges have become due. Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

(b) Borrower shall make all payments to be made by it hereunder without any Tax Deduction (as defined below), unless a Tax Deduction is required by law. If Borrower is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it shall promptly notify Lender. If a Tax Deduction is required by law to be made by Borrower, the amount of the payment due from Borrower shall be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If Borrower is required to make a Tax Deduction, Borrower shall make the minimum Tax Deduction allowed by law and shall make any payment required in connection with that Tax Deduction within the time allowed by law. Within thirty (30) days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, Borrower shall deliver to Lender evidence satisfactory to Lender that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(c) “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature, including any income, franchise, stamp, documentary, excise or property tax, charge or levy (in each case, including any related penalty or interest).

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8.13 ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA and all regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation.

8.14 Environmental Matters.

(a) Borrower has duly complied with, and its facilities, assets, property, leaseholds and equipment are in compliance in all respects with, the provisions of all Environmental Laws.

(b) Borrower has been issued all required federal, state and local licenses, certificates or permits required under Environmental Laws for the operation of its Business.

8.15 United States Anti-Terrorism Laws; Holding Company Status.

(a) In this Section 8.15:

“Anti-Terrorism Law” means each of: (i) Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”); (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and (iv) any similar law enacted in the United States of America subsequent to December 31, 2004.

“holding company” has the meaning given to it in the United States Public Utility Holding Company Act of 1935, and any successor legislation and rules and regulations promulgated thereunder.

“investment company” has the meaning given to it in the United States Investment Company Act of 1940.

“public utility” has the meaning given to it in the United States Federal Power Act of 1920.

“Restricted Party” means any person listed: (i) in the Annex to the Executive Order; (ii) on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or (iii) in any successor list to either of the foregoing.

(b) Borrower is not (i) a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935; (ii) a public utility or subject to regulation under the United States Federal Power Act of 1920; (iii) required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or (iv) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(c) To the best of Borrower’s knowledge, Borrower (i) is not, and is not controlled by, a Restricted Party; (ii) has not received funds or other property from a Restricted Party; and (iii) is not in breach of and is not the subject of any action or investigation under any Anti-Terrorism Law.

(d) Borrower has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

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8.16 Customers and Vendors. There are no disputes with any customers, suppliers, manufacturers, vendors and independent contractors of Borrower in excess of $5,000 (or the Equivalent Amount in other currencies) in the aggregate with any such party.

8.17 Representations, Warranties and Covenants Concerning the Collateral. The representations, warranties and covenants of Borrower set forth in Section 5.4 hereof are incorporated in this Section 8.17 by reference.

8.18 Books and Records. Borrower maintains its chief executive office and its books and records related to its Accounts and all other Collateral at its address set forth in Section 5.4(m) of Borrower’s Disclosure Schedule.

8.19 SEC Reports. Subject to the filing of the delinquent SEC Reports described in Section 8.27 of Borrower’s Disclosure Schedule, the SEC Reports do not and shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

8.20 Changes. Since the Balance Sheet Date, except as disclosed in Section 8.20 of Borrower’s Disclosure Schedule, with respect to Borrower, there has not been:

(a) any change in its business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(b) any resignation or termination of any of its officers, key employees or groups of employees;

(c) any change, except in the ordinary course of business, in its contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by it of a valuable right or of a material debt owed to it;

(f) any direct or indirect loans made by it to any of its stockholders, managers, members, employees, managers, officers or directors, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, manager, director or equity holder;

(h) any declaration or payment of any dividend or other distribution of its assets;

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(i) any labor organization activity related to it;

(j) any debt, obligation or liability incurred, assumed or guaranteed by it, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k) any sale, assignment, transfer, abandonment or other disposition of any Collateral;

(l) any change in any Material Contract to which it is a party or by which it is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n) any arrangement or commitment by it to do any of the acts described in subsection (a) through (m) of this Section 8.20.

8.21 Intellectual Property.

(a) (1) Borrower holds all Intellectual Property that it owns free and clear of all Liens and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and Borrower holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (2) the use of the Intellectual Property by Borrower does not violate or infringe on the rights of any other Person; (3) Borrower has not received any notice of any conflict between the asserted rights of others and Borrower with respect to any Intellectual Property; (4) Borrower has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (5) Borrower is in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) Borrower is not, and since the Balance Sheet Date has not been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by Borrower of any Intellectual Property nor has Borrower been notified of any alleged claim of infringement or misappropriation by Borrower of any Intellectual Property; (7) to the knowledge of Borrower, none of the products or services Borrower is researching, developing, proposes to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; and (8) to Borrower’s knowledge, none of the material processes and formulae, research and development results and other know-how relating to Borrower’s business, the value of which to Borrower is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

(b) Section 8.21 of Borrower’s Disclosure Schedule sets forth a true and complete list of (i) all Intellectual Property owned or claimed by Borrower, together with any and all registration or application numbers for any Intellectual Property filed or issued by any Intellectual Property registry (and, in the case of any and all domain names registered by or on behalf of Borrower, the names of the registrar(s) thereof) and (ii) all Intellectual Property licenses which are material to the Business of Borrower, including licenses for standard software having a replacement value of more than $5,000 (or the Equivalent Amount in other currencies).

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8.22 Employees. Borrower has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to Borrower’s knowledge, threatened with respect to Borrower. Except as set forth in Section 8.22 of Borrower’s Disclosure Schedule, Borrower is not a party to or bound by any currently effective deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Borrower’s knowledge, no employee of Borrower, nor any consultant with whom Borrower has contracted, is in violation of any material term of any employment contract or any other contract relating to the right of any such individual to be employed by, or to contract with, Borrower or to receive any benefits; and, to Borrower’s knowledge, the continued employment by Borrower of its present employees, and the performance of Borrower’s contracts with its independent contractors, will not result in any such violation. Except for employees who have a current effective employment agreement with Borrower, as set forth in Section 8.22 of Borrower’s Disclosure Schedule, no employee of Borrower has been granted the right to continued employment by Borrower or to any material compensation following termination of employment with Borrower. Borrower is not aware that any officer, director, manager, partner, key employee or group of employees intends to terminate his, her or their employment with Borrower, nor does Borrower have a present intention to terminate any of the same.

8.23 Tax Status. Borrower (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes payable by Borrower claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

8.24 Representations and Warranties: True, Accurate and Complete. None of the representations, certificates, reports, warranties or statements now or hereafter made or delivered to Lender pursuant hereto or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

8.25 Fees; Brokers; Finders. There are no fees, commissions or other compensation due to any third party acting on behalf of or at the direction of Borrower in connection with the Loan Documents except as set forth on Section 8.25 of the Borrower’s Disclosure Schedule. All negotiations relative to the Loan Documents, and the transactions contemplated thereby, have been carried on by the Borrower with the Lender without the intervention of any other person or entity acting on behalf of the Borrower, and in such manner as not to give rise to any claim against the Borrower or the Lender for any finder’s fee, brokerage commission or like payment due to any third party acting on behalf of or at the direction of Borrower, and if any such fee, commission or payment is payable, it shall be the sole responsibility of the Borrower and the Borrower shall pay, and indemnify the Lender for, the same.

8.26 Internal Accounting Controls. The Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective, subject to the disclosure contained in the SEC Reports, in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Borrower’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

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8.27 Sarbanes-Oxley Act. Except as set forth in Section 8.27 of Borrower’s Disclosure Schedule, to the Borrower’s knowledge, the Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

8.28 Maintenance Contract Receivables. Amounts payable to Borrower under all Maintenance Contracts over the next 365 consecutive days from the date hereof, excluding taxes or expense reimbursements, are not less than Two Million Two Hundred Thousand Dollars ($2,200,000) (or the Equivalent Amount in other currencies), as confirmed by a written certification of a Responsible Officer of Borrower delivered by Borrower to Lender on the date hereof.

SECTION 9. AFFIRMATIVE COVENANTS.

Until the indefeasible payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

9.1 Notify Lender. Borrower shall promptly, and in any event within three (3) Business Days of determining of any of the following, inform Lender (a) if any one or more of the representations and warranties made by Borrower in this Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any respect (or, if qualified by materiality, in any material respect), (b) of any Equipment which is not in good order and repair, and in running and marketable condition, ordinary wear and tear excepted, or of any Equipment that is removed or missing from Borrower’s Premises; (d) of all material adverse information relating to the financial condition of Borrower; (e) of any material return of goods; (f) of any loss, damage or destruction of any of the Collateral, and (g) the occurrence of an Event of Default or a Material Adverse Effect.

9.2 Change in Directors, Managers or Officers. Borrower shall promptly notify Lender of any changes in Borrower’s directors and/or executive officers.

9.3 Pay Taxes and Liabilities; Comply with Agreement. Borrower shall promptly pay, when due, or otherwise discharge, all Indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to its employees as wages or salaries or to Lender, Governmental Authorities or any other party, however created, incurred, evidenced, acquired, arising or payable, including, without limitation, the Obligations, income taxes, excise taxes, sales and use taxes, license or franchise fees, and all other taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, unless the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on Borrower’s balance sheet for the payment of same.

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9.4 Observe Covenants, etc. Borrower shall observe, perform and comply with the covenants, terms and conditions of this Agreement and the other Loan Documents.

9.5 Maintain Corporate Existence and Qualifications. Borrower shall maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business including, without limitation, all federal, state and local laws relating to benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

9.6 Financial Reports and other Information and Documents to be Furnished to Lender. Borrower shall deliver or cause to be delivered to Lender unless such information has been timely filed with the SEC:

(a) Annual Financial Statements. Annual financial statements of Borrower, certified by the Chief Financial Officer of each and audited by an outside accounting firm acceptable to Lender, as soon as available, but in any event within ninety (90) days after the end of Borrower’s Fiscal Year during the Term. Such financial statements shall (x) fairly present the financial position of Borrower as of the dates thereof and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) be prepared in accordance with GAAP.

(b) Quarterly Financial Statements. Quarterly financial statements of the Borrower, as soon as available but in any event no later than forty-five (45) days after the close of each calendar quarter, consisting of the unaudited balance sheet and the related statement of income of the Borrower, prepared in accordance with GAAP, subject to year-end audit adjustments, together with such other information with respect to the business of Borrower as Lender may request.

(c) Monthly Financial Statements. Not later than ten (10) days after the end of each calendar month, the unaudited balance sheets and the related statements of income of Borrower, certified by the Chief Financial Officer of Borrower, subject to year-end audit adjustments, with an aging schedule for all accounts receivable and accounts payable and a calculation of LTM EBITDA as of the date of such financial statements, together with such other information with respect to the business of Borrower as Lender may request.

(d) Bi-Weekly Reports. Borrower shall furnish Lender, bi-weekly during the Term, no later than the last Tuesday of each two-week period, a report of the schedule of payments due and owing under each Maintenance Contract in form and substance satisfactory to Lender.

(e) Securities Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address or on EDGAR; provided, however, Borrower shall promptly notify Lender in writing (which may be by electronic mail) of the posting of any such documents;

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(f) Notice of Litigation, Judgments, Environmental, Health or Safety Complaints.

(i) Within three (3) Business Days after commencement or receipt by Borrower, written notice to Lender of all litigation and of all proceedings involving the Borrower or any of its assets, together with a copy of all pleadings and demands;

(ii) Within three (3) Business Days thereafter, written notice to Lender of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any crossclaim or counterclaim seeking monetary damages from Borrower; and

(iii) Within three (3) Business Days thereafter, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, which adversely affect Borrower. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

(g) Other Information. Within five (5) Business Days of Borrower’s receipt of the written request of Lender,

(i) Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

(ii) All information received by Borrower affecting the financial status or condition of any Account Debtor or the payment of any Account, including but not limited to, invoices, original orders, shipping and delivery receipts; and

(iii) An estoppel certificate executed by an authorized officer of Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

(h) Additional Information. From time to time, such other information as Lender may reasonably request, including financial projections and cash flow analysis.

9.7 Comply with Laws. Borrower shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would adversely affect in any material respect its ability to perform its Obligations or any security given to secure the Obligations.

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9.8 Insurance Required.

(a) Borrower shall cause to be maintained, in full force and effect on all property of Borrower, insurance in such amounts against such risks as are set forth in Section 5.4(p) of Borrower’s Disclosure Schedule. Upon demand, said policies shall be delivered to Lender. No later than the sixtieth (60th) day after the Closing Date, Borrower shall provide written evidence to Lender that said policies:

(i) Designate Lender as additional insured and loss payee as Lender’s interest may from time to time appear; and

(ii) Provide that they may not be canceled or altered without thirty (30) days prior written notice to Lender.

(b) Borrower shall obtain such additional insurance as Lender may reasonably require.

(c) Borrower shall, in the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

(d) Borrower shall forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

(e) In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

9.9 Condition of Collateral; No Liens. Borrower shall maintain all Collateral in good condition and repair at all times (normal wear and tear excepted), and preserve it against any loss, damage, or destruction of any nature whatsoever, and keep said Collateral free and clear of any Liens, except for the Permitted Encumbrances, and shall not permit Collateral to become a fixture to real estate or accessions to other personal property.

9.10 Payment of Proceeds. Following and during the continuation of an Event of Default, Borrower shall forthwith upon receipt of all Proceeds of Collateral, pay such Proceeds (insurance or otherwise) up to the amount of the then-outstanding Obligations over to Lender for application against the Obligations in such order and manner as Lender may elect.

9.11 Records. Borrower shall at all times keep accurate and complete records of its operations, of the Collateral and the status of each Account, which records shall be maintained at its executive offices as set forth on Section 5.4(m) of Borrower’s Disclosure Schedule.

9.12 Pay Obligations. Borrower shall promptly and timely pay all Obligations when due in accordance with the Loan Documents.

9.13 Delivery of Documents. If any Proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, then Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower’s behalf.

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9.14 SEC Reporting Status. In addition to curing al delinquent filings with the SEC as set forth in Section 8.27 of Borrower’s Disclosure Schedule, Borrower shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, it being agreed that the Borrower shall be permitted to file any Notification of Late Filing on Form 12b-25 with the SEC with respect to any such reports, provided the subject report is filed with the SEC within the timeframe afforded by such Notification of Late Filing.

9.15 Further Assurances. Borrower shall at any time or from time to time upon request of Lender take such steps and execute and deliver such Financing Statements and other documents (including, without limitation, original title certificates of motor vehicles included in the Collateral and certificates of title with respect to any other Collateral, subject in each case to certificate of title statutes in the United States) all in the form and substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or which are reasonably necessary to effectuate the purposes and provisions of this Agreement. Borrower shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Lender, (ii) the prompt (but in no event later than three (3) Business Days following Lender’s request therefor) delivery to Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Lender’s interest in Collateral at Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower’s and/or Lender’s respective and several interests in the Collateral.

9.16 Indemnification. Borrower shall indemnify, protect, defend and hold Lender, and Lender’s members, managers, directors, officers, employees, agents, attorneys, and representatives (each, an “Indemnified Party”) harmless from and against any and all claims, demands, suits, judgments, losses, damages, liabilities, expenses, costs and fees (including reasonable attorneys’ fees) and liabilities of any kind or nature (collectively, “Damages”) relating to, resulting from, arising out of or in connection with the Loan Documents and the transactions contemplated by the Loan Documents provided, however, that such indemnification obligation shall not extend to Damages arising out of the gross negligence, fraud or willful misconduct of Lender or its agents and representatives, as determined by a court of competent jurisdiction. If a claim or action shall be brought against an Indemnified Party based upon any of the above, the Indemnified Party shall select counsel to defend such claim or action. Borrower shall be responsible for payment of all costs and expenses of such counsel selected by the Indemnified Party and all costs and expenses incurred by the Indemnified Party. The Indemnified Party and counsel selected by the Indemnified Party shall defend, compromise, settle or purse such claim or action at Borrower’s expense. The provisions of this Section shall survive the termination of this Agreement and the final repayment of the Obligations.

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9.17 Name Changes; Location Changes.

(a) Subject to Section 10.11 (“Change of Business or Name”), Borrower shall promptly notify Lender of any changes in the name of Borrower or if Borrower is known by or conducting business under any names other than those set forth in this Agreement.

(b) Borrower shall deliver not less than thirty (30) days prior written notice to Lender if Borrower intends to conduct any of its Business or operations at or out of offices or locations other than those set forth in Section 5.4(l) of the Borrower’s Disclosure Schedule, or if it changes the location of its chief executive office or the address at which it maintains its books and records.

9.18 Borrower Financial Covenants.

(a) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio on a consolidated basis of not less than 1.2:1.0 for the preceding twelve-month period, as measured quarterly as of the last day of each calendar quarter during the Term.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of Borrower’s (i) EBITDA minus capital expenditures to (ii) the sum of Borrower’s (1) total interest charges, (2) scheduled principal payments on Indebtedness, (3) equipment lease charges (including operating and capital lease charges), (4) real property lease charges and (5) income taxes paid in cash for such period.

(b) Funded Debt to EBITDA Ratio. Borrower shall maintain a Funded Debt to EBITDA Ratio on a consolidated basis of not greater than 3.2:1.0 for the preceding twelve-month period, as measured quarterly as of the last day of each calendar quarter during the Term.

“Funded Debt to EBITDA Ratio” means the ratio of Funded Debt to EBITDA. “Funded Debt” means all Indebtedness of Borrower to Lender (excluding accounts payable in the ordinary course of Borrower’s business) and any other Indebtedness expressly permitted hereunder to which Borrower is a party.

(c) Adjusted Gross Revenues. Borrower will maintain minimum monthly gross revenues of not less than ninety five percent (95%) of the projected monthly plan provided by Borrower to Lender prior to the date hereof and annexed hereto as Exhibit 9.18(c), as measured monthly as of the last day of each month during the Term.

(d) EBITDA. Borrower will maintain minimum monthly EBITDA of not less than ninety five percent (95%) of the projected monthly plan provided by Borrower to Lender prior to the date hereof and annexed hereto as Exhibit 9.18(d), as measured monthly as of the last day of each month during the Term.

(e) Maintenance Contract Level. At all times during the Term, regularly scheduled payments to Borrower under the Maintenance Contracts over the next 365 consecutive days, excluding taxes or expense reimbursements, shall never be less than Two Million Two Hundred Thousand Dollars ($2,200,000).

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SECTION 10. NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

10.1 Change of Control; No Creation of Subsidiaries. Borrower will not consolidate with, merge with, or acquire the stock or a material portion of the assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise if any such action results in a Change of Control (as defined below). Borrower will not create or permit to exist any Subsidiary unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Lender as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Lender, including, without limitation, to grant to Lender a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations. In addition, Borrower will not acquire a material portion of the assets of any entity in a manner that is not addressed by the foregoing provisions of this Section 10.1 if such action would impair Lender’s rights hereunder or in the Collateral.

A “Change of Control” shall be deemed to have occurred if:

(i) any “Person,” which shall mean a “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act, or group of Persons, other than Persons that are holders of voting securities of the Borrower as of the date of the execution of this Agreement, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Borrower representing 50% or more of the combined voting power of Borrower’s then outstanding voting securities;

(ii) individuals, who at the Closing Date constitute the Board of Directors or the managers of Borrower, and any new director or manager whose election by the Board of Directors or managers of Borrower, or whose nomination for election by Borrower’s equity holders, was approved by a vote of at least one-half (1/2) of the directors or managers then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors or managers of Borrower;

(iii) the stockholders or members of Borrower approve (I) a plan of complete liquidation of Borrower or (II) the sale or other disposition by Borrower of all or substantially all of Borrower’s assets; or

(iv) a merger or consolidation of Borrower with any other entity is consummated, other than:

(A)	a merger or consolidation which results in the voting securities of Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity’s outstanding voting securities immediately after such merger or consolidation; or

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(B)	a merger or consolidation which would result in the directors or managers of Borrower (who were directors or managers immediately prior thereto) continuing to constitute more than 50% of all directors or managers of the surviving entity immediately after such merger or consolidation.

In this paragraph (iv), “surviving entity” shall mean only an entity in which all of Borrower’s equity holders immediately before such merger or consolidation (determined without taking into account any equity holders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors or managers of Borrower (who were directors or managers immediately prior thereto)” shall include only individuals who were directors or managers of Borrower at the Closing Date.

10.2 Disposition of Assets or Collateral. Borrower will not sell, lease, transfer, convey, or otherwise dispose of any or all of its assets or Collateral, other than sales in the ordinary course of Borrower’s business or the sale of Equipment in accordance with Lender’s prior written consent under Section 5.4(e) hereof.

10.3 Other Liens. Borrower will not incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) those Liens in favor of Lender created by this Agreement and the other Loan Documents and (b) the Permitted Encumbrances.

10.4 Other Liabilities. Borrower will not incur, create, assume, or permit to exist, any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except Permitted Indebtedness.

10.5 Loans. Borrower will not make any loans to any Person, other than advances to employees of Borrower in the ordinary course of business, with outstanding advances to any employee not to exceed $2,000 (or the Equivalent Amount in other currencies).

10.6 Guaranties. Borrower will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

10.7 Transfers of Notes or Accounts. Borrower will not sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note payable to Borrower, with or without recourse.

10.8 Dividends. Borrower will not declare or pay any cash dividend, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any shares of its stock or other Equity Interests without the prior written consent of Lender.

10.9 Payments to Affiliates. Except as set forth in Section 10.9 of the Borrower’s Disclosure Schedule, or as otherwise approved by Lender in writing in advance, Borrower shall not make any payments of cash or other property to any Affiliate.

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10.10   Modification of Documents. Borrower will not change, alter or modify, or permit any change, alteration or modification of its Organizational Documents in any manner that might adversely affect Lender’s rights hereunder as a secured lender or its Collateral without Lender’s prior written consent. Notwithstanding the foregoing, Borrower may effectuate the changes described in Section 10.10 of the Borrower’s Disclosure Schedule on not less than thirty (30) days’ prior written notice to Lender.

10.11   Change Business or Name. Borrower will not engage in any business other than the Business, or change its name as it appears in the official filings of its state of organization; provided, however, that BTHC X shall be permitted to change its corporate name to one containing the name “Caos Technologies Inc.”, “iOra” or any derivative thereof on not less than thirty (30) days’ prior written notice to Lender.

10.12   Settlements. Other than in the ordinary course of its business, Borrower will not compromise, settle or adjust any claims in any amount relating to any of the Collateral, without the prior written consent of Lender.

SECTION 11. EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an “Event of Default”):

11.1 Failure to Pay. The failure by Borrower to pay, when due, (a) any payment of principal, interest, fees or other charges due and owing to Lender pursuant to any obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Loan Document, or under any other agreement for the payment of monies then due and payable to Lender, or (b) any taxes due to any Governmental Authority.

11.2 Failure of Insurance. Failure of one or more of the insurance policies required hereunder to remain in full force and effect; failure on the part of Borrower to pay or cause to be paid all premiums when due on the insurance policies pursuant to this Agreement; failure on the part of Borrower to take such other action as may be requested by Lender in order to keep said policies of insurance in full force and effect until all Obligations have been indefeasibly paid in full; and failure on the part of Borrower to execute any and all documentation required by the insurance companies issuing said policies to effectuate said assignments.

11.3 Failure to Perform. Borrower’s failure to perform or observe any covenant, term or condition of this Agreement or in any other Loan Document.

11.4 Cross Default. Borrower’s breach of (a) any Maintenance Contract, or (b) any other agreement or contract with a third party which default, if not waived or timely cured within the applicable grace period, would result in a liability to Borrower in excess of $50,000(or the Equivalent Amount in other currencies).

11.5 False Representation or Warranty. Borrower shall have made any statement, representation or warranty in this Agreement or in any other Loan Document to which Borrower is a party or in a certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made.

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11.6 Liquidation, Voluntary Bankruptcy, Dissolution, Assignment to Creditors. Any resolution shall be passed or any action (including a meeting of creditors) shall be taken by Borrower for the termination, winding up, liquidation or dissolution of Borrower, or Borrower shall make an assignment for the benefit of creditors, or Borrower shall file a petition in voluntary liquidation or bankruptcy, or Borrower shall file a petition or answer or consent seeking, or consenting to, the reorganization of Borrower or the readjustment of any of the indebtedness of Borrower under any applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code), or Borrower shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of the property or assets of Borrower or any corporate or limited liability company action shall be taken by Borrower for the purposes of effecting any of the foregoing.

11.7 Involuntary Petition Against Borrower. Any petition or application for any relief is filed against Borrower under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), and is not dismissed or stayed within thirty (30) days of the filing thereof.

11.8 Judgments; Levies. Judgments or attachments aggregating in excess of $50,000 (or the Equivalent Amount in other currencies) at any given time are obtained against Borrower which remain unstayed or unsatisfied for a period of ten (10) days or are enforced.

11.9 Change in Condition. There occurs any event or a change in the condition or affairs, financial or otherwise, of Borrower which, in the reasonable opinion of Lender, impairs Lender’s security or the ability of Borrower to discharge its obligations hereunder or any other Loan Document or which impairs the rights of Lender in the Collateral.

11.10 Environmental Claims. Lender determines that any Environmental Liabilities and Costs or Environmental Lien with respect to Borrower will have a potentially adverse effect on the financial condition of Borrower or on the Collateral.

11.11 Failure to Notify. If at any time Borrower fails to provide Lender immediately with notice or copies, if written, of all complaints, orders, citations or notices with respect to environmental, health or safety complaints.

11.12 Failure to Deliver Documentation. Borrower shall fail to promptly obtain and deliver to Lender any other documentation required to be signed or obtained as part of this Agreement, or shall have failed to take any reasonable action requested by Lender to perfect, protect, preserve and maintain the security interests and Lien on the Collateral provided for herein.

11.13 Change of Control. Borrower undergoes a Change of Control.

11.14 Certain Changes in Ownership of Subsidiaries. In addition to the provisions of Section 10.1 (Change of Control), BTHC X shall cease to be the record and beneficial owner of all of the Equity Interests of iOra Software and iOra.

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11.15 Dissolution; Maintenance of Existence. Borrower is dissolved, or Borrower fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended in any respect.

11.16 Indictment. The indictment of Borrower or any director or Responsible Officer of Borrower under any criminal statute, or commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any portion of the property of Borrower.

11.17 Tax Liens. The filing of a Lien for any unpaid taxes filed by any Governmental Authority against Borrower or any of its assets.

11.18 Challenge to Validity of Loan Documents. Borrower attempts to terminate, or challenges the validity of, or its liability under, this Agreement or any other Loan Document, or any proceeding shall be brought by Borrower to challenge the validity, binding effect of any Loan Document, or any Loan Document ceases to be a valid, binding and enforceable obligation of Borrower.

11.19 Claims Against Lender. Any claims asserted by the Borrower seeking to challenge the Loan Documents or Lender’s Liens in the Collateral, or otherwise commencing any cause of action against the Lender.

11.20 Termination of Guarantee. Any Guarantee shall have terminated without the prior written consent of Lender.

11.21 Termination of Employment of Mark Thompson. Mark Thompson ceases for any reason to be employed by the Borrower as the President or Chief Executive Officer of each Borrower prior to May 15, 2018.

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SECTION 12. REMEDIES.

12.1 Acceleration; Other Remedies. Upon the occurrence and during the continuation of an Event of Default:

(a) Lender shall have all rights and remedies provided in this Agreement, any of the other Loan Documents, the UCC or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower’s expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) notify Account Debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (vi) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligor, without affecting any of the Obligations, and (vii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker’s board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral or other security for the Obligations is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required. In addition to the foregoing and without limitation to any other provision hereof, Borrower hereby grants Lender its assignee or any of its representatives and also grants to any purchasers of any Collateral at any public or private sale conducted by Lender, the right and license, for a period of up to ninety (90) days commencing on the date of the conclusion of such public or private sale conducted by Lender, to use all of the Borrower’s names, trade names, business names and trademarks, to enter upon and use the premises where the Collateral is located and to do with the Collateral so purchased, any or all of the Permitted Actions at no cost to Lender and at no cost to any purchaser of any Collateral at a public or private sale conducted by Lender or by any purchaser of any Collateral. Borrower acknowledges and agrees that the foregoing rights of Lender and any purchasers of Collateral pursuant to a public or private sale conducted by Lender shall survive the Term.

(b) Lender may apply the Proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment on demand of any deficiency together with interest at the Default Interest Rate and all costs and expenses of collection or enforcement, including reasonable attorneys’ fees and legal expenses.

(c) Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes and Liens at any time levied on or existing with respect to the Collateral, and pay any amount, incur any expense or perform any act which, in Lender’s sole and absolute judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Such amounts paid by Lender shall be repayable by Borrower on demand and added to the Obligations, with interest payable thereon at the Default Interest Rate. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

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(d) Lender and Lender’s agents shall have the right to utilize any of Borrower’s customer lists, registered names, trade names or trademarks to publicly advertise, sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral and Borrower will be deemed to have waived and voided any confidentiality agreements by and between Borrower and Lender.

12.2 Set-off. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, immediately and without notice of other action, to set-off against any of Borrower’s liabilities to Lender any money or other liability owed by Lender or any Affiliate of Lender (and such Affiliate of Lender is hereby authorized to effect such set-off) in any capacity to Borrower, whether or not due, and Lender or such Affiliate shall be deemed to have exercised such right of set-off and to have made a charge against any such money or other liability immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto. The right of set-off granted hereunder shall be effective irrespective of whether Lender shall have made demand under or in connection with the Loan. None of the rights of Lender described in this Section are intended to diminish or limit in any way Lender’s or Affiliates of Lender’s common-law set-off rights.

12.3 Costs and Expenses. Borrower shall be liable for all costs, charges and expenses, including attorney’s fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of Lender’s remedies with respect thereto, each of which shall be repayable by Borrower on demand with interest at the Default Interest Rate, and added to the Obligations.

12.4 No Marshalling. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral or other property which is security for the Obligations before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral or other property which is security for the Obligations stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral or other property which is security for the Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that, upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to sell any or all of the Collateral or other property which is security for the Obligations in any order or simultaneously, as Lender shall determine in its sole and absolute discretion.

12.5 No Implied Waivers; Rights Cumulative. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lender hereunder or under any other Loan Document or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power or privilege conferred on or reserved to Lender under this Agreement or under any of the other Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised by Lender at such time or times and in such order and manner as Lender shall (in its sole and absolute discretion) deem expedient.

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SECTION 13. OTHER RIGHTS OF LENDER.

13.1 Collections. Borrower hereby authorizes Lender to, and Lender shall make such arrangements as it shall deem necessary or appropriate to, collect the Accounts and any other monetary obligations included in, or Proceeds of, the Collateral at any time whether or not an Event of Default has occurred. Borrower shall, at Borrower’s expense and in the manner requested by Lender from time to time, direct that remittances and all other Proceeds of accounts and other Collateral up to the amount of the then-current Obligations shall be (a) remitted in kind to Lender, (b) sent to a post office box designated by and/or in the name of Lender, or in the name of Borrower, but as to which access is limited to Lender and/or (c) deposited into a bank account maintained in the name of Lender and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Lender. In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify.

13.2 Repayment of Obligations. All Obligations shall be payable at Lender’s office set forth below or at a bank or such other place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all payments received from Borrower and all Proceeds of Accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Loan whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine.

13.3 Lender Appointed Attorney-in-Fact.

(a) Borrower hereby irrevocably constitutes and appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Lender’s discretion, at Borrower’s sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, (i) at any time any of the Obligations are outstanding, (A) to transmit to Account Debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from Account Debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto; (B) to execute in the name of Borrower and file against Borrower in favor of Lender Financing Statements or amendments with respect to the Collateral, or record a copy or an excerpt hereof in the United States Copyright Office or the United States Patent and Trademark Office and to take all other steps as are necessary in the reasonable opinion of Lender under applicable law to perfect the security interests granted herein; and (C) to pay or discharge Taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and (ii) after and during the continuation of an Event of Default, (A) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the Proceeds thereof, (B) to notify Account Debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (C) to change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (D) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Collateral; (E) to obtain and adjust insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor and the costs thereof, (F) to assemble, market and/or sell any Collateral, (G) to take any and all action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary or advisable to (a) accomplish the purposes of perfecting, continuing and preserving, a continuing first priority security interest in any of the Collateral in favor of Lender, and (b) effect a transfer of any of the Collateral to Lender or to Lender’s designees, and (H) to extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligor, without affecting any of the Obligations.

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(b) Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Agreement. The powers of attorney granted pursuant to this Agreement are each a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full. Borrower shall promptly comply with Lender’s requests, including, without limitation, any request to provide Lender with access to Borrower’s premises, to enable Lender to exercise its remedies in accordance with Section 13.3(a).

13.4 Release of Lender. Borrower hereby releases and exculpates Lender, its officers, partners, members, directors, employees, agents, representatives and designees, from any liability arising from any acts or occurrences under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct as determined by a final and non-appealable order from a court of competent jurisdiction. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

13.5 Uniform Commercial Code. At all times prior and subsequent to an Event of Default hereinafter, Lender shall be entitled to all the rights and remedies of a secured party under the UCC with respect to all Collateral.

13.6 Preservation of Collateral. At all times prior and subsequent to an Event of Default hereinafter, Lender may (but without any obligation to do so) take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might, in Lender’s sole and absolute discretion, impair the Collateral or Lender’s security interest therein, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligations due Lender and shall be payable on demand with interest at the rate applicable to the Term Loan set forth in Section 3.1 hereof from the date expended by Lender until repaid by Borrower. After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any Accounts, (b) compromise or settle any Accounts for less than the full amount thereof, (c) release in whole or in part any Account Debtor or other person liable for the payment of any of the Accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

13.7 Lender’s Right to Cure. In the event Borrower shall fail to perform any of its Obligations hereunder or under any other Loan Document, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. Such costs and expenses shall be added to the amount of the Obligations due Lender, and Borrower shall promptly reimburse Lender for such amounts together with interest at the Default Interest Rate from the date such sums are expended until repaid by Borrower.

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13.8 Inspection of Collateral; Access to Records. From time to time as requested by Lender, Lender or its designee shall have access, (a) prior to an Event of Default, at the sole expense of Borrower, during reasonable business hours to all of the premises where Collateral is located for the purpose of inspecting the Collateral and to all of Borrower’s Collateral, and all books and records of Borrower, and Borrower shall permit Lender or Lender’s designees to make copies of such books and records or extracts therefrom as Lender may request, and (b) on or after an Event of Default, at the sole expense of Borrower, at any time, to all of the premises where Collateral is located for the purposes of inspecting, disposing and realizing upon the Collateral, and all Borrower’s books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Upon the occurrence and during the continuation of an Event of Default, without expense to Lender, Lender may use such of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the realization on Collateral as Lender, in its sole and absolute discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower’s expense all financial information, books and records, work papers, management reports and other information in its possession regarding Borrower.

SECTION 14. PROVISIONS OF GENERAL APPLICATION.

14.1 Waivers. Borrower waives demand, presentment, notice of dishonor or protest and notice of protest of any instrument of Borrower or others which may be included in the Collateral.

14.2 Survival. All covenants, agreements, representations and warranties made by Borrower herein or in any other Loan Document or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

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14.3 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and either (a) delivered by registered or certified mail, (b) delivered by hand, or (c) delivered by national overnight courier service with next Business Day delivery, and shall be deemed to have been duly given or made (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) one (1) Business Day after deposit with a national overnight courier with all charges prepaid, or (iii) when hand-delivered. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to any Borrower: To that Borrower at:

45 Summer Street

Taunton, MA 02780

Attention: Michael E. Fasci - CFO

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11TH Floor

New York, NY 10017

Attention: Barry I. Grossman, Esq.

If to Lender:

Moriah Software Management LP

1 University Plaza

Suite 407

Hackensack, NJ 07601

Attention: Greg Zilberstein

With a copy to:

Cohen Tauber Spievack & Wagner P.C.

420 Lexington Avenue, Suite 2400

New York, New York 10170

Attention: Adam Stein

Notwithstanding the foregoing, that parties expressly acknowledge and agree that foregoing provisions of notice by Lender to Borrower’s counsel is an accommodation only, and that Lender shall have fulfilled its notice obligation hereunder if notice shall have been received by Borrower at the address set forth above, irrespective of whether such notice is received by Borrower’s counsel.

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14.4 Amendments; Waiver of Defaults. The terms of this Agreement shall not be amended, waived, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Lender and Borrower. Any default or Event of Default by Borrower may only be waived by a written instrument specifically describing such default or Event of Default and signed by the Lender.

14.5 Binding on Successors.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Borrower may not assign any of its rights or obligations under this Agreement or the other Loan Documents to any Person without the prior written consent of Lender.

(b) Lender may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Lender’s rights with respect thereto. Lender shall notify Borrower of any such assignment. Upon such assignment, Lender shall have no further obligations under the Loan Documents. Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant.

14.6 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.7 Publicity. Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into by and between Borrower and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate, or as required by applicable law. Lender hereby authorizes Borrower to disclose the material terms of this Agreement, including, but not limited to the name of Lender, in Borrower’s SEC filings, subject to Lender’s prior review and approval of the sections thereof relating to this Agreement, and to file the material Loan Documents as exhibits thereto to the extent required under applicable law.

14.8 Section or Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

14.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH THE BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

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14.10 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER. BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

14.11 CONSENT TO JURISDICTION. BORROWER HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO. IN ANY SUCH ACTION OR PROCEEDING, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, BORROWER CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE LENDER’S RIGHTS AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

14.12 Entire Agreement. This Agreement, the other Loan Documents, any supplements or amendments hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith contains the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.13 Counterparts. This Agreement may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

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14.14 Joint and Several Obligations. If more than one Person is a Borrower hereunder, the following shall apply:

(a) All Obligations, covenants and liabilities of Borrower hereunder shall be the joint and several Obligations, covenants and liabilities of each Borrower. All representations and warranties of Borrower hereunder shall be deemed made by each Borrower with respect to such Borrower. The Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Borrower shall in no way be affected by the failure of Lender to pursue or preserve its rights against any Borrower or the release by Lender of any Collateral now or thereafter acquired from any Borrower.

(b) Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against any other Borrower or against any other Person directly or contingently liable for the Obligations until all Obligations have been indefeasibly paid in full as determined by Lender.

(c) Each Borrower represents and warrants to Lender that (i) the Borrowers have one or more common or affiliated shareholders, directors and officers, (ii) the businesses and corporate activities of each Borrower are closely related to, and substantially benefit, the business and corporate activities of the other, (iii) each Borrower will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from the application of the Loan hereunder, in each case, whether or not such amount is used directly by such Borrower and (iv) the Loan made hereunder is for the exclusive and indivisible benefit of the Borrower as though, for purposes of this Agreement, the Borrowers constituted a single entity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.

BORROWERS:

BTHC X, INC.

By:	/s/ Mark Thompson
Name: Mark Thompson
Title: Chief Executive Officer

IORA SOFTWARE LIMITED

By:	/s/ Mark Thompson
Name: Mark Thompson
Title: Chief Executive Officer

IORA INC.

By:	/s/ Mark Thompson
Name: Mark Thompson
Title: Chief Executive Officer

LENDER:

MORIAH SOFTWARE MANAGEMENT LP

By:	Black Dolphin Capital Management, LLC, its General Partner

By:	/s/Greg Zilberstein
Name: Greg Zilberstein
Title: Managing Member

[SIGNATURE PAGE - LOAN AND SECURITY AGREEMENT]

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